UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2004

Applied Materials, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-6920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue P.O. Box 58039 Santa Clara, CA	95052-8039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 727-5555

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 17, 2004, Applied Materials, Inc. (Applied Materials) amended both its U.S. $250,000,000 364-Day Credit Agreement (364-Day Credit Agreement) and its U.S. $250,000,000 Three-Year Credit Agreement (Three-Year Credit Agreement). These two amendments were entered into among Applied Materials, Citicorp USA, Inc., as administrative agent, and Citicorp USA, Inc., KeyBank National Association, BNP Paribas, Mizuho Corporate Bank, Ltd., Bank of America, N.A., Mellon Bank, N.A., Union Bank of California, N.A., Wells Fargo Bank, N.A., and HSBC Bank USA, as lenders.

Amendment No. 1 to the 364-Day Credit Agreement extends the 364-Day Credit Agreement until September 16, 2005, removes a financial covenant limiting the amount of Applied Materials’ consolidated debt and eliminates the requirement of Applied Materials to make representations that there are no material adverse changes as a condition precedent to each advance.

Amendment No. 1 to the Three-Year Credit Agreement removes a financial covenant limiting the amount of Applied Materials’ consolidated debt and eliminates the requirement of Applied Materials to make representations that there are no material adverse changes as a condition precedent to each advance.

The interest rates for any advances made pursuant to the amended credit agreements will fluctuate based in part on Applied Materials’ long-term senior unsecured credit ratings. The amended credit agreements contain affirmative and negative covenants, such as limitations on certain liens, restrictions on certain transactions and requirements for certain consolidated tangible net worth. A default under the amended credit agreements may be triggered by events such as a failure to comply with financial covenants, a failure to pay material debt obligations in excess of $75 million and any acceleration of such obligations. A default under the amended credit agreements would permit the participating banks to restrict Applied Materials’ ability to further access the credit facility for advances and require the immediate repayment of any outstanding advances and interest thereon.

Other than the amended credit agreements themselves, there is no material relationship between Applied Materials and the other parties to the amendments to the credit agreements. From time to time, Applied Materials conducts other banking business with Citibank and some of the other lenders.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed under Item 1.01 above, on September 17, 2004, Applied Materials amended two credit agreements. Applied Materials has not received any advances under these amended credit agreements as of this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)

Date: September 23, 2004	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary